EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in the Registration Statement of Patient Safety Technologies, Inc., f/k/a Franklin Capital Corporation, on Form S-3 of our report dated March 18, 2005, with respect to the consolidated financial statements of Patient Safety Technologies, Inc. as of December 31, 2004 and for the year then ended.

                                             /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
May 3, 2005